News Release
                                  ------------

April 22, 2004                               Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE                                             (215) 579-4000

         TF Financial Corporation Reports 107% Increase in Net Income,
              97% Increase in Earnings Per Share And 13% Increase
                              in Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (Nasdaq National Market - THRD) today reported net income of $1,609,000 ($0.57 per diluted share) for the first quarter of 2004, compared with $779,000 ($0.29 per diluted share) for the first quarter of 2003. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.17 per share, a 13.3% increase over the amount paid in the first quarter of 2004, payable May 17, 2004 to shareholders of record on May 10, 2004.

Highlights for the current quarter included:

     o    Net income increased by 107% compared to the first quarter of 2003.

     o Diluted earnings per share increased by 97% compared to the first quarter of 2003, and sequentially increased by 5.5% compared with $0.54 diluted earnings per share reported during the fourth quarter of 2003.

     o    Loans  receivable  grew by 3.5% during the quarter.

     o    Total deposits grew by 2.5% during the quarter.

     o Net interest income increased by over 45% compared with the first quarter of 2003.

     o Net income consisted entirely of core earnings compared to the first quarter of 2003 which had included $506,000 of securities gains.

     o Return on assets was 1.06%; return on equity was 11.6%; and the net interest margin for the quarter was 3.91%. These are all record levels of core earnings for the Company.

Commenting on the performance of the Company, President Kent C. Lufkin noted that "this is the second consecutive quarter of greatly improved operating results since the debt refinancing transaction that occurred during the third quarter of 2003. As a result, we are pleased to be able to raise the common stock dividend for the first time since the third quarter of 2001, and we look forward to continuing improvement in the Company's financial performance."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Savings Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer
County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
(dollars in thousands except per share data)
--------------------------------------------------------------------------------

                                                                THREE MONTHS                     INC
                                                                ------------                     ---
                                                         3/31/04               3/31/03          (DEC)
                                                         -------               -------


EARNINGS SUMMARY

           Interest Income                               $  7,730              $  8,657         -10.7%
           Interest expense                                 2,152                 4,823         -55.4%
           Net interest income                              5,578                 3,834          45.5%
           Loan loss provision                                150                    90          66.7%
           Non-interest income                                709                 1,084         -34.6%
           Non-interest expense                             3,917                 3,739           4.8%
           Income taxes                                       611                   310          97.1%
           Net income                                    $  1,609              $    779         106.5%



PER SHARE INFORMATION

           Earnings per share, basic (a)                 $   0.61              $   0.31          96.8%
           Earnings per share, diluted (a)               $   0.57              $   0.29          96.6%
           Dividends paid                                $   0.15              $   0.15           0.0%



FINANCIAL RATIOS

           Annualized return on average assets               1.06%                 0.44%
           Annualized return on average equity              11.58%                 5.01%
           Efficiency ratio                                 61.67%                75.05%

AVERAGE BALANCES

           Loans                                         $410,976              $366,561          12.1%
           Mortgage-backed securities                     130,658               163,663         -20.2%
           Investment securities                           30,453                56,620         -46.2%
           Other interest-earning assets                    1,570                94,384         -98.3%
           Total earning assets                           573,657               681,228         -15.8%
           Non-earning assets                              35,513                34,960           1.6%
           Total assets                                   609,170               716,188         -14.9%

           Deposits                                       464,744               442,687           5.0%
           FHLB advances                                   83,314               204,026         -59.2%
           Total interest bearing liabilities             548,058               646,713         -15.3%
           Non-interest bearing liabilities                 5,233                 6,422         -18.5%
           Stockholders' equity                            55,879                63,053         -11.4%
           Total liabilities & stockholders'             $609,170              $716,188         -14.9%
                equity



SPREAD AND MARGIN ANALYSIS

Average yield on:
           Loans                                             5.85%                 6.69%
           Mortgage-backed securities                        4.47%                 4.59%
           Investment securities                             3.69%                 3.64%
           Other interest-earning assets                     0.77%                 1.06%
Average cost of:
           Deposits                                          1.30%                 1.87%
           FHLB advances                                     3.11%                 5.52%

Interest rate spread                                         3.84%                 2.13%
Net interest margin                                          3.91%                 2.28%

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
(dollars in thousands except per share data)

                                                                   THREE MONTHS                 INC
                                                                   ------------                 ---
                                                           3/31/04               3/31/03       (DEC)
                                                           -------               -------

NON-INTEREST INCOME

           Retail banking fees                           $    709              $    578          22.7%
           Gain on sales of securities                          -                   506        -100.0%



NON-INTEREST EXPENSE

           Salaries and benefits                            2,274                 2,024          12.4%
           Occupancy                                          595                   628          -5.3%
           Deposit insurance                                   18                    19          -5.3%
           Professional fees                                  206                   160          28.8%
           Deposit intangible amortization                     40                    48         -16.7%
           Advertising                                        163                   137          19.0%
           Other                                              621                   723         -14.1%


                                                            AT                    AT             INC
                                                                                                 ---
                                                          3/31/04               12/31/03        (DEC)
                                                          -------               --------

DEPOSIT INFORMATION

           Non-interest checking                           28,110              $ 26,375           6.6%
           Interest checking                               54,610                52,647           3.7%
           Money market                                    45,028                44,688           0.8%
           Savings                                        188,635               188,673           0.0%
           CD's                                           154,535               146,960           5.2%

OTHER PERIOD ENDING INFORMATION
Per Share
           Book value                                    $  21.60              $  21.37
           Tangible book value                           $  19.86              $  19.56
           Closing market price                          $  31.50              $  34.20

Balance sheet
           Loans receivable, net                         $418,994              $404,649           3.5%
           Cash and cash equivalents                        6,717                 8,241         -18.5%
           Mortgage-backed securities                     127,759               130,404          -2.0%
           Investment securities                           29,146                31,802          -8.4%
           Total assets                                   613,212               606,752           1.1%
           FHLB advances                                   78,909                86,853          -9.1%
           Stockholders' equity                            57,667                55,480           3.9%

ASSET QUALITY
           Non-performing loans                             2,710                 2,282          18.8%
           Loan loss reserves                               2,222                 2,111           5.3%
           Reserves to gross loans                           0.53%                 0.52%          1.9%
           Non-performing loans to gross loans               0.64%                 0.56%         14.3%
           Non-performing loans to total assets              0.44%                 0.38%         15.8%
           Foreclosed property                                837                   868          -3.6%
           Foreclosed property to total assets               0.14%                 0.14%          0.0%
           Non-performing assets to total assets             0.58%                 0.52%         11.5%

OTHER STATISTICAL INFORMATION
           Shares outstanding (000's) (a)                   2,670                 2,596
           Number of branch offices                            14                    14
           Full time equivalent employees                     178                   171

        (a)excludes employee stock ownership plan shares.
